EXHIBIT 23.1


[CARLIN, CHARRON & ROSEN, LLP LOGO]
Certified Public Accountants
and Business Advisors                124 Hebron Avenue | Glastonbury, CT 06033 |
                              860.781.6700 | 860.633.0712 fax | www.ccrgroup.com













CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 15, 2007, relating to the balance sheets of Delcath Systems, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ CARLIN, CHARRON & ROSEN, LLP

Glastonbury, CT
May 25, 2007
















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